Sales Agreement

This sales agreement, (the "Agreement") dated this 1st day of March, 2017 between:

Water Now Inc of 4565 Village Creek Rd, Fort Worth Texas
(the 'Seller')

Of the first part

-AND-

Sun Mark (Gulf) JLT of PO box: 233190, Dubai, United Arab Emirates (Country)
(the 'Buyer')

Of the second part

In consideration of the covenants and agreements contained in this Sales Agreement the parties to this Agreement agree as follows:

Sale of Goods

1. The Seller will sell, transfer and deliver to the Buyer on or before the 1st day of June, 2017, the following goods (the 'Goods')

Aqua E Mobile Water Purification System 200 units per month for 3 Months, Then 500 Units per month.
Until the total desired unit quantity as agreed reaches 10,000 Units.

Purchase Price

2. The Buyer will accept the goods and pay for the goods with the sum of Sixteen Million Dollars ($16,000,000) USD, paid by cash as required in clause four of this Agreement. The Buyer will provide a purchase order to convey its reference to the purchase for future correspondence.
3. The seller and the buyer both acknowledge the sufficiency of this consideration. In addition to the purchase price specified in this Agreement, the amount of any present or future sales, use, excise or similar tax applicable to the sale of Goods will be paid by the Buyer, or alternatively, the Buyer will provide the Seller with a tax exemption certificate acceptable to the applicable taxing authorities.

4. The Buyer will make payment for the goods at the time when, and at The place where, the Goods are received by the Buyer or, in the alternative, when any document of title or registrable bill of sale, bearing any necessary endorsement, is tended to the Buyer. 200 Units at $1600.00 ($320,000). 30 Days after delivery of the unit. Till the combined total is completed.

Delivery of Goods

5. The goods will be deemed received by the Buyer when delivered to the Buyer at TBA, (Country). The method of shipment will be with in the discretion of the Buyer. However, the seller will only be responsible for the lesser of truck freight or rail freight to the Buyer

Risk of Loss

6. Risk of loss will be on the Buyer from the time of delivery to the carrier. The Buyer will provide at its expense, insurance of the Goods ensuring the Seller's and the Buyers interests as they appear, until payment in full to the Seller.

Warranties and geographical rights.

7. The Goods are sold with a one-year limited warranty. A full warranty document is available to express those components covered by manufacturing defect, the warranty does not cover consumable or serviceable items.
8. The Buyer will be given the opportunity to inspect the goods or have it inspected and the buyer has accepted the Goods in its existing condition. Further, the seller disclaims any warranty as to the condition of the Goods.
9. Buyer is given exclusive rights to sell "the Goods" to the countries of India, Africa, Afghanistan and Pakistan, for the duration of this sales agreement, and for 90 days after the final shipment has been received.

Title

10. Title to the Goods will remain with the seller until delivery and actual receipt of the Goods by the Buyer or, in the alternative, the Seller delivers a document or title or registrable Bill of Sale of the Goods, bearing any necessary endorsement, to the Buyer.

Security Interest

11. The seller Seller Retains a Security Interest In the Goods Until Paid in full.

Inspection

12. Inspection will be made by the Buyer at the time and place of delivery.

Claims

13. The Buyer's failure to give notice of any claim within 10 days from the date of delivery will constitute an unqualified acceptance of the Goods and a waiver by the Buyer of all claims with respect to the Goods.

Excuse for Delay or Failure to Perform

14. The Seller will not be liable in any way for any delay, non-delivery or default in shipment due to labor disputes, transportation shortage, delays in receipt of material, priorities, fires, accidents and other causes beyond the control of the Seller or its suppliers. If the seller, in its sole judgment, or be prevented directly or indirectly, on account of any cause beyond its control, from delivering the Goods at the time specified all within one month after the date of this Agreement, then the Seller, will have the right to terminate this Agreement by notice in writing to the Buyer, which notice will be accompanied by a full refund of all sums paid by the Buyer pursuant to this Agreement.

Remedies

15. The Buyer's exclusive remedy and the Seller's limit of liability for any and all losses or damages resulting from defective goods or from any other cause will be for the purchase price of the particular delivery with respect to which losses or damages are claimed, plus any transportation charges actually paid by the Buyer.

Cancellation

16. The Seller reserves the right to cancel this Agreement:

   a. If the Buyer fails to pay for any shipment when due;
   b. in the event of the Buyer's insolvency or bankruptcy; or
   c. if the Seller deems that it's prospect of payment is impaired.

17. The Buyer reserves the right to cancel the agreement with 30 days notice.

Notices

18. Any notice to be given or document to be delivered to either the Seller or buyer Buyer Pursuant of This Agreement will be sufficient if delivered personally or sent by prepaid registered mail to the address specified below. Any written notices or delivery of documents will have been given, made and received on the day of delivery if delivered personally, or on the third consecutive business day next following the date of mailing if sent by prepaid registered mail:

SELLER Water Now Inc of 4565 Village Creek Rd, Fort Worth Texas

BUYER: ______________, ______________ ______________(Country)

General Provisions

19. Headings are inserted for convenience only and are not to be considered when interpreting this Agreement. Words in the singular main and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.
20. All representations and warranties of the Seller contained in this Agreement will survive the closing of this Agreement.
21. The Buyer may not assign its rights or delegate its performance under this Agreement without the prior written consent of the Seller, and any attempted assignment or delegation without such consent will be void. An assignment would change the duty imposed by this Agreement, would increase the burden or risk involved and would impair the chance of obtaining performance or payment.
22. This Agreement cannot be modified in any way except in writing signed by all the parties to this Agreement.
23. This Agreement will be governed by and construed in accordance with the laws of the State of Texas, including the Texas Uniform Commercial Code and the Seller and the Buyer by hereby attorn to the jurisdiction of the courts of the State of Texas.
24. Except where otherwise stated in this Agreement, all terms employed in this Agreement will have the same definition as set forth in the Uniform Commercial Code in effect in the State of Texas on the date of execution of this Agreement.
25. If any clause of this Agreement is held unconscionable by any court of competent jurisdiction, arbitration panel or other official finder of the fact, the clause will be deleted from this Agreement and the balance of this Agreement will remain in full force and effect.
26. This Agreement will inure to the benefit of and be binding upon the Seller and the Buyer and their respective successors and assigns.
27. This Agreement may be executed in counterparts. Facsimile signatures are binding and are considered to be original signatures.
28. Time is of the essence of this Agreement.
29. This Agreement constitutes the entire agreement between the parties and there are no further items or provisions, either all or otherwise. The Buyer acknowledges that it has not relied upon any representations of the Seller as to prospective performance of the Goods, but has relied upon its own inspection and investigation of the subject matter.

IN WITNESS WHEREOF the parties have executed this sales agreement on this 17 day of MARCH, 2017

____
(Witness)

DAVID KING (Seller)
CEO, WATER NOW INC
(the 'Seller')

(Witness)

(Buyer)

(the 'Buyer')

19. Headings are inserted for convenience only and are not to be considered when interpreting this Agreement. Words in the singular main and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.
20. All representations and warranties of the Seller contained in this Agreement will survive the closing of this Agreement.
21. The Buyer may not assign its rights or delegate its performance under this Agreement without the prior written consent of the Seller, and any attempted assignment or delegation without such consent will be void. An assignment would change the duty imposed by this Agreement, would increase the burden or risk involved and would impair the chance of obtaining performance or payment.
22. This Agreement cannot be modified in any way except in writing signed by all the parties to this Agreement.
23. This Agreement will be governed by and construed in accordance with the laws of the State of Texas, including the Texas Uniform Commercial Code and the Seller and the Buyer by hereby attorn to the jurisdiction of the courts of the State of Texas.
24. Except where otherwise stated in this Agreement, all terms employed in this Agreement will have the same definition as set forth in the Uniform Commercial Code in effect in the State of Texas on the date of execution of this Agreement.
25. If any clause of this Agreement is held unconscionable by any court of competent jurisdiction, arbitration panel or other official finder of the fact, the clause will be deleted from this Agreement and the balance of this Agreement will remain in full force and effect.
26. This Agreement will inure to the benefit of and be binding upon the Seller and the Buyer and their respective successors and assigns.
27. This Agreement may be executed in counterparts. Facsimile signatures are binding and are considered to be original signatures.
28. Time is of the essence of this Agreement.
29. This Agreement constitutes the entire agreement between the parties and there are no further items or provisions, either all or otherwise. The Buyer acknowledges that it has not relied upon any representations of the Seller as to prospective performance of the Goods, but has relied upon its own inspection and investigation of the subject matter.

IN WITNESS WHEREOF the parties have executed this sales agreement on this 17 day of MARCH, 2017

____
(Witness)

DAVID KING (Seller)
CEO, WATER NOW INC
(the 'Seller')

(Witness)

(Buyer)

(the 'Buyer')